Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-113831 on Form N-2 of our report dated May 20, 2005, relating to the financial statements appearing in the Annual Report of Multi-Strategy Hedge Opportunities LLC for the period from January 3, 2005 through March 31, 2005, and to the reference to us under the heading “Financial Highlights” in such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
August 12, 2005